Filed Pursuant to Rule 424(b)(7)
                                        Registration No. 333-22419

          PRICING SUPPLEMENT NO. 11, dated April 6, 1998
          This Pricing Supplement is used in reliance on Rule 434 under the Securities Act of 1933, as amended (the "Act"), and supplements the Prospectus dated March 7, 1997 and the Prospectus Supplement dated April 30, 1997. For purposes of Section 10(a) of the Act, the final prospectus relating to the securities offered hereby consists of this Pricing Supplement, the Prospectus and the Prospectus Supplement and the documents incorporated therein by reference.

                                     $102,500,000
                        Associated Estates Realty Corporation
                              Medium-Term Notes Series XI
                                   Fixed Rate Notes
                     Due from 9 Months or More From Date of Issue

          Principal Amount:         $20,000,000

          Issue Price:              100%

          Original Issue Date:      April 9, 1998
          Maturity Date:            April 9, 2008

          Interest Rate:            6.87%

          Agent's Commission:       .625%

          Agent's Capacity:         Agent

          Net Proceeds to Company:  $19,875,000

          Agent:                    Lehman Brothers Inc.

          This Pricing Supplement supplements the Prospectus and Prospectus Supplement with respect to both (1) the initial offering of Medium-Term Notes Series XI and (2) market-making transactions in Medium-Term Notes Series XI by Lehman Brothers Inc.


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